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        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1997.
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-A


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR 12(g) OF
                        THE SECURITIES EXCHANGE ACT OF 1934


                                   DSP GROUP, INC.
                (Exact Name of Registrant as Specified in Its Charter)


       DELAWARE                                  94-2683643
(State of Incorporation               (I.R.S. Employer Identification No.)
    or Organization)

 3120 SCOTT BOULEVARD, SANTA CLARA, CA                     95054
(Address of Principal Executive Offices)                 (Zip Code)

                           --------------------------------
    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / /

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /

    Securities to be registered pursuant to Section 12(b) of the Act:

                  None                           Not Applicable
         (Title of Each Class               (Name of Each Exchange on
         to be so Registered)               Which Each Class is to be
                                                   Registered)

    Securities to be registered pursuant to Section 12(g) of the Act:

                           Preferred Stock Purchase Rights
                                   (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    A description of the Preferred Stock Purchase Rights to be registered hereunder is contained in Item 5 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 1997 and is incorporated herein by reference.

ITEM 2.  EXHIBITS

Exhibit  No.       Description
------------       -----------

1.1                Specimen Right Certificate (incorporated by reference to
                   Exhibit 1.1 to Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 6,
                   1997).

2.1 Rights Agreement, dated as of June 5, 1997, between DSP Group, Inc. and Norwest Bank Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit 2.1 to Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 6, 1997).

3.1 Certificate of Determination of Preferences of Series A Preferred Stock of DSP Group, Inc. (incorporated by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 6, 1997).


                                      SIGNATURES

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       DSP GROUP, INC.



Date:  June 6, 1997                    By: /s/ Eliyahu Ayalon
                                          -------------------------------------
                                          Eliyahu Ayalon
                                          President and Chief Executive Officer


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